                                                                   Exhibit 10.15

                           ASSET EXCHANGE AGREEMENT
                           ------------------------

     THIS ASSET EXCHANGE AGREEMENT (this "Agreement") is made as of August 31, 2000 among CUMULUS BROADCASTING INC., a Nevada corporation ("CBI"), CUMULUS WIRELESS SERVICES, INC., a Nevada corporation ("CWS"), CUMULUS LICENSING CORP., a Nevada corporation ("CLC"; and together with CBI and CWS hereinafter referred to collectively as "Cumulus"), the MYRTLE BEACH STATIONS TRUST (the "Trust"), a South Carolina trust established pursuant to a certain Myrtle Beach Stations Trust Agreement (the "Trust Agreement"), dated as of _________, 2000, between NMG (as hereinafter defined) and the Trust and NEXTMEDIA OPERATING, INC., a Delaware corporation ("NextMedia").

                                   Recitals
                                   --------

A. NextMedia Group II, Inc., a Delaware corporation ("NMG") acquired various licenses, permits and authorizations with respect to various radio stations in the Myrtle Beach, South Carolina radio market controlled by Pinnacle Broadcasting Company, Inc., a Delaware corporation ("Pinnacle").

B. Principals of NMG have attributable interests in NextMedia Licensing, Inc., a Delaware corporation ("Licensing") which has acquired various stations in the Myrtle Beach, South Carolina radio market controlled by Hirsh Broadcasting Group, L.P., a Delaware limited partnership ("Hirsh").

C. The Communications Act of 1934, as amended, and the rules, regulations and policies (collectively, the "Communication Laws") of the Federal Communications Commission ("FCC") do not permit common ownership or control of all of the Pinnacle and Hirsh radio stations.

D. As a result of complying with the conditional grant from the FCC, the Trust, pursuant to the Trust Agreement, acquired from NMG, radio Station WYAK-FM, Surfside Beach, South Carolina (the "Trust Station") for the purpose of holding and operating the same and selling such Stations to a FCC-approved buyer or buyers.

E. CLC holds the licenses of the following radio broadcast stations (the "Cumulus Stations") pursuant to certain authorizations issued by the FCC:

                           WQSL-FM, Jacksonville, NC
                           WXQR-FM, Jacksonville, NC

F.   CBI and CWS own various assets used in the operation of the Cumulus
Stations.

G. Subject to the terms and conditions set forth herein, the parties desire to exchange the Cumulus Stations Assets (as hereinafter defined) for the Trust Station Assets (as hereinafter defined), plus Two Million US Dollars ($2,000,000.00). The parties intend the transaction contemplated by this Agreement to be a like-kind exchange in accordance with the provisions of
Section 1031 of the

Internal Revenue Code of 1986, as amended (the "Code").

H. Effective as of the date hereof (the "TBA #1 Commencement Date"), Cumulus and the Trust shall enter into a Time Brokerage Agreement ("TBA #1") with respect to the Trust Station.

I. Effective as of the date hereof, (the "TBA #2 Commencement Date"), Cumulus and NextMedia shall enter in a Time Brokerage Agreement ("TBA #2) with respect to the Cumulus Stations.

                                   Agreement
                                   ---------

     NOW, THEREFORE, taking the foregoing into account, and in consideration of the mutual covenants and agreements set forth herein, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1

                        EXCHANGE OF ASSETS/CASH PAYMENT
                        -------------------------------

     1.1. Tax Free Exchange.  The parties intend for this transaction to qualify
          -----------------
as a tax-free exchange under Section 1031 of the Code. In order to attain this goal, the parties will, to the extent possible, exchange (i) depreciable personal property in the same General Asset Class or Product Class, as those terms are used in Treasury Regulation (S)1.1031 (a)-2 (b); and (ii) non-depreciable personal property and intangible personal property for other property of a like kind.

     1.2. Cumulus Stations Assets.  On the terms and subject to the conditions
          -----------------------
hereof, on the Closing Date (as hereinafter defined), Cumulus shall assign, transfer, convey and deliver to NextMedia, and NextMedia shall acquire from Cumulus, all of the right, title and interest of CBI, CWS and CLC in and to all of the assets, properties, interests and rights of whatsoever kind and nature, real and personal, tangible and intangible, which are used exclusively in the operation of the Cumulus Stations and specifically described in this Section 1.2 (the "Cumulus Stations Assets"), but excluding the Cumulus Excluded Assets (as hereafter defined). These Cumulus Stations Assets include:

          (a) all licenses, permits and other authorizations which are issued by the FCC and/or any other governmental authority with respect to the Cumulus Stations (the "Cumulus FCC Licenses") and described on Schedule 1.2(a),
                                                       ---------------
including any renewals or modifications thereof between the date hereof and Closing;

          (b) all equipment, electrical devices, antennas, cables, tools, hardware, office furniture and fixtures, office materials and supplies, inventory, motor vehicles, spare parts and other tangible personal property of every kind and description which are used exclusively in the operation of the Cumulus Stations and listed on Schedule 1.2(b), except any retirements or
                               ---------------
dispositions thereof made between the date hereof and Closing (as hereinafter defined) in the ordinary course of business and consistent with past practices of Cumulus (the "Cumulus Tangible Personal Property");

          (c) all Cumulus Time Sales Agreements and Cumulus Trade Agreements (as each term is hereinafter defined), Cumulus Real Property Leases (as hereinafter defined), and other contracts, agreements, and leases which are used in the operation of the Cumulus Stations and listed on Schedule 1.2(c), together
                                                       ---------------
with all contracts, agreements, and leases made between the date hereof and Closing in the ordinary course of business consistent with past practices, subject to Sections 1.3, 2.4 and 11.1 (the "Cumulus Stations Contracts"). With respect to Schedule 1.2(c), the parties have identified with an asterisk those Cumulus Stations Contracts important to the continuation of the Cumulus Stations' business as it is currently conducted (the "Material Cumulus Stations Contracts");

          (d) all rights in and to the Cumulus Stations' call letters and Cumulus' rights in and to the trademarks, trade names, domain names, domain name registrations, service marks, franchises, copyrights, computer software, programs and programming material, jingles, slogans, logos, and other intangible property which are used in the operation of the Cumulus Stations and listed on
Schedule 1.2(d) (the "Cumulus Intangible Property");
---------------

          (e) rights in and to all the files, documents, records, and books of account (or copies thereof) relating exclusively to the operation of the Cumulus Stations, including the Cumulus Stations' local public files, programming information and studies, blueprints, technical information and engineering data, advertising studies, marketing and demographic data, sales correspondence, lists of advertisers, credit and sales reports, and logs, but excluding records relating to the Cumulus Excluded Assets;

          (f) all rights in and to manufacturers' and vendors' warranties relating to items included in the Cumulus Stations Assets and all similar rights against third parties relating to items included in the Cumulus Stations Assets;

          (g) any real property which is used in the operation of the Cumulus Stations (including any of Cumulus' appurtenant easements and improvements located thereon) and described on Schedule 1.2(g) (the "Cumulus Real Property");
                                  ---------------
and

          (h) except for Cumulus Excluded Assets, such other assets, properties, interests and rights that are used exclusively in connection with the operation of the Cumulus Stations Assets or that are located as of the Closing Date on the Cumulus Real Property.

     The Cumulus Stations Assets shall be transferred to NextMedia free and clear of liens, claims and encumbrances ("Liens") except for (i) NextMedia Assumed Obligations (as hereinafter defined), (ii) liens for taxes not yet due and payable and for which NextMedia receives a credit pursuant to Section 3.3 and (iii) such liens, easements, rights of way, building and use restrictions, exceptions, reservations and limitations listed on Schedule 1.2 (collectively,
                                                   ------------
"Cumulus Permitted Liens").

     1.3. Cumulus Excluded Assets.  Notwithstanding anything to the contrary
          -----------------------
contained herein, the Cumulus Stations Assets shall not include the following assets along with all rights, title and interest therein (the "Cumulus Excluded Assets"):

          (a) all cash and cash equivalents of Cumulus, including without limitation certificates of deposit, commercial paper, treasury bills, marketable securities, asset or money market accounts and all such similar accounts or investments;

          (b) all accounts receivable or notes receivable arising in the operation of the Cumulus Stations prior to Closing;

          (c) all tangible and intangible personal property of Cumulus disposed of or consumed in the ordinary course of business of Cumulus consistent with past practices between the date of this Agreement and Closing;

          (d) all Cumulus Stations Contracts that terminate or expire prior to Closing in the ordinary course of business of Cumulus;

          (e) the CBI, CWS and CLC names, corporate minute books, charter documents, corporate stock record books and such other books and records as pertain to the organization, existence or share capitalization of Cumulus, duplicate copies of the records of the Cumulus Stations, and all records not relating exclusively to the operation of the Cumulus Stations;

          (f) contracts of insurance, and all insurance proceeds or claims made thereunder;

          (g) all pension, profit sharing or cash or deferred (Section 401(k)) plans and trusts and the assets thereof and any other employee benefit plan or arrangement and the assets thereof, if any, maintained by CBI, CWS or CLC; and

          (h) all rights, properties and assets described on the Excluded Assets Schedule attached hereto as Schedule 1.3(h).
                                   ---------------

     1.4. Trust Station Assets.  On the terms and subject to the conditions
          --------------------
hereof, on the Closing Date, the Trust shall assign, transfer, convey and deliver to Cumulus, and Cumulus shall acquire from the Trust, all of the right, title and interest of the Trust in and to all of the assets, properties, interests and rights of the Trust of whatsoever kind and nature, real and personal, tangible and intangible, which are used in the operation of the Trust Station and specifically described in this Section 1.4 (the "Trust Station Assets"), but excluding the Trust Excluded Assets (as hereafter defined). The Trust Station Assets include:

          (a) all licenses, permits and other authorizations which are issued by the FCC and/or any other governmental authority with respect to the Trust Station (the "Trust FCC Licenses") and described on Schedule 1.4(a), including
                                                    ---------------
any renewals or modifications thereof between the date hereof and Closing;

          (b) all equipment, electrical devices, antennas, cables, tools, hardware, office furniture and fixtures, office materials and supplies, inventory, motor vehicles, spare parts and other tangible personal property of every kind and description which are used exclusively in the operation of the Trust Station and listed on Schedule 1.4(b), except any retirements or
                            ---------------
dispositions thereof made between the date hereof and Closing in the ordinary course of business and consistent with past practices of the Trust (the "Trust Tangible Personal Property");

          (c) all Trust Time Sales Agreements and Trust Trade Agreements (as each term is hereinafter defined), the Trust Real Property Leases (as hereinafter defined), and other contracts, agreements, and leases which are used in the operation of the Trust Station and listed on Schedule 1.4(c), together
                                                    ---------------
with all contracts, agreements, and leases made between the date hereof and Closing in the ordinary course of business consistent with past practices, subject to Sections 1.5, 2.2 and 11.2 (the "Trust Station Contracts"). With respect to Schedule 1.4(c), the parties have identified with an asterisk those Trust Station Contracts important to the continuation of the Trust Station's business as it is currently conducted (the "Material Trust Station Contracts");

          (d) all rights in and to the Trust Station's call letters and the Trust's rights in and to the trademarks, trade names, domain names, domain name registrations, service marks, franchises, copyrights, computer software, programs and programming material, jingles, slogans, logos, and other intangible property which are used exclusively in the operation of the Trust Station and listed on Schedule 1.4(d) (the "Trust Intangible Property");
          ---------------

          (e) all rights in and to all the files, documents, records, and books of account (or copies thereof) relating exclusively to the operation of the Trust Station, including the Trust Station's local public files, programming information and studies, blueprints, technical information and engineering data, advertising studies, marketing and demographic data, sales correspondence, lists of advertisers, credit and sales reports, and logs, but excluding records relating to the Trust Excluded Assets; and

          (f) all rights in and to manufacturers' and vendors' warranties relating to items included in the Trust Station Assets and all similar rights against third parties relating to items included in the Trust Station Assets;

          (g) any real property which is used exclusively in the operation of the Trust Station (including any of the Trust's appurtenant easements and improvements located thereon) and described on Schedule 1.3(f) (the "Trust Real
                                               ---------------
Property"); and

          (h) except for Trust Excluded Assets, such other assets, properties, interests and rights that are used exclusively in connection with the operation of the Trust Station Assets or that are located as of the Closing Date on the Trust Real Property.

The Trust Station Assets shall be transferred to Cumulus free and clear of Liens except for (i) Cumulus Assumed Obligations (as hereinafter defined), (ii) liens for taxes not yet due and payable and for which Cumulus receives a credit pursuant to Section 3.3 and (iii) such liens, easements, rights of way, building and use restrictions, exceptions, reservations and limitations listed on
Schedule 1.4 (collectively, "Trust Permitted Liens").
------------

     1.5. Trust Excluded Assets.  Notwithstanding anything to the contrary
          ---------------------
contained herein, the Trust Station Assets shall not include the following assets along with all rights, title and interest therein (the "Trust Excluded Assets"):

          (a) all cash and cash equivalents of the Trust including without limitation certificates of deposit, commercial paper, treasury bills, marketable securities, asset or money market accounts and all such similar accounts or investments;

          (b) all accounts receivable or notes receivable arising in the operation of the Trust Station prior to Closing;

          (c) all tangible and intangible personal property of the Trust disposed of or consumed in the ordinary course of business of the Trust consistent with past practices between the date of this Agreement and Closing;

          (d) all Trust Station Contracts that terminate or expire prior to Closing in the ordinary course of business of the Trust;

          (e) the Trust's name, charter documents and such other books and records as pertain to the organization and existence of the Trust, duplicate copies of the records of the Trust Station, and all records not relating exclusively to the operation of the Trust Station;

          (f) contracts of insurance, and all insurance proceeds or claims made thereunder;

          (g) all pension, profit sharing or cash or deferred (Section 401(k)) plans and trusts and the assets thereof and any other employee benefit plan or arrangement and the assets thereof, if any, maintained by the Trust; and

          (h) any rights, properties or assets described on the Excluded Assets Schedule attached hereto as Schedule 1.5(h).
                            ---------------

     1.6  Cash Payment.  Subject to the prorations and adjustments provided in
          ------------
Section 3.2, at Closing NextMedia shall pay Cumulus Two Million Dollars ($2,000,000.00) by wire transfer of funds.

                                   ARTICLE 2

                           ASSUMPTION OF OBLIGATIONS
                           -------------------------

     2.1. Cumulus Assumed Obligations.  Subject to TBA #1, on the Closing Date,
          ---------------------------
Cumulus shall assume the obligations of the Trust (the "Cumulus Assumed Obligations") arising after Closing under the Trust Station Contracts, including without limitation, all agreements for the sale of advertising time on the Trust Station for cash in the ordinary course of business consistent with past practices ("Trust Time Sales Agreements") and all agreements for the sale of advertising time on the Trust Station for non-cash consideration ("Trust Trade Agreements").

     2.2. Trust Retained Obligations.  Cumulus does not assume or agree to
          --------------------------
discharge or perform and will not be deemed by reason of the execution and delivery of this Agreement or any agreement, instrument or document delivered pursuant to or in connection with this Agreement or otherwise by reason of the consummation of the transactions contemplated hereby, to have assumed or to have agreed to discharge or perform, any liabilities, obligations or commitments of the Trust of any nature whatsoever whether accrued, absolute, contingent or otherwise and whether or not disclosed to Cumulus, other than the Cumulus Assumed Obligations (the "Trust Retained Obligations").

     2.3. NextMedia Assumed Obligations.  Subject to TBA #2, on the Closing
          -----------------------------
Date, NextMedia shall assume the obligations of Cumulus (the "NextMedia Assumed Obligations") arising after Closing under the Cumulus Stations Contracts, including without limitation all agreements for the sale of advertising time on the Cumulus Stations for cash in the ordinary course of business consistent with past practices ("Cumulus Time Sales Agreements") and all agreements for the sale of advertising time on the Cumulus Stations for non-cash consideration ("Cumulus Trade Agreements").

     2.4. Cumulus Retained Obligations. NextMedia does not assume or agree to
          ----------------------------
discharge or perform and will not be deemed by reason of the execution and delivery of this Agreement or any agreement, instrument or document delivered pursuant to or in connection with this Agreement or otherwise by reason of the consummation of the transactions contemplated hereby, to have assumed or to have agreed to discharge or perform, any liabilities, obligations or commitments of Cumulus of any nature whatsoever whether accrued, absolute, contingent or otherwise and whether or not disclosed to NextMedia, other than the NextMedia Assumed Obligations (the "Cumulus Retained Obligations").

                                   ARTICLE 3

                            DEPOSITS AND ADJUSTMENTS
                            ------------------------

     3.1. Deposit.  On or before September 15, 2000 (with no Cure Period (as
          -------
hereinafter defined), NextMedia (on behalf of NextMedia and the Trust) and Cumulus each shall deposit an irrevocable letter of credit in the amount of One Hundred Thousand US Dollars ($100,000.00) (respectively, the "NextMedia Deposit" and the "Cumulus Deposit") with Media Services Group, Inc. (the "Escrow Agent") pursuant to the Escrow Agreements (the "Escrow Agreement") appended hereto as
Exhibit 3.1 A and Exhibit 3.1 B.  If this Agreement is terminated by Cumulus due
-------------     -------------
to NextMedia's and/or the Trust's material failure to consummate the Closing on the Closing Date in accordance with this Agreement or if this Agreement is otherwise terminated by Cumulus pursuant to Section 19.1(b), the NextMedia Deposit may, at Cumulus' option, be disbursed to Cumulus as payment of liquidated damages pursuant to Section 19.2. If this Agreement is terminated by NextMedia and /or the Trust due to Cumulus' material failure to consummate the Closing on the Closing Date in accordance with this Agreement or if this Agreement is otherwise terminated by NextMedia and/or the Trust pursuant to
Section 19.1 (c), the Cumulus Deposit may, at NextMedia's option, be disbursed to NextMedia as payment of liquidated damages pursuant to Section 19.2. If this Agreement is terminated for any other reason, the NextMedia Deposit shall be disbursed to NextMedia, and the Cumulus Deposit shall be disbursed to Cumulus.

     3.2. Prorations and Adjustments.  Subject to TBA #1 and TBA #2, and except
          --------------------------
as otherwise provided herein, all deposits, reserves and prepaid and deferred income and expenses arising from the conduct of the business and operations of the Cumulus Stations and the Trust Station shall be prorated in accordance with generally accepted accounting principles ("GAAP") as of 11:59 p.m. on the date immediately preceding the Closing Date. Such prorations shall include, without limitation, all ad valorem, real estate and other property taxes (but excluding transfer taxes which shall be paid as set forth in Section 16.1), business and license fees, music and other license fees (including any retroactive adjustments thereof), utility expenses, amounts due or to become due under contracts, rents, lease payments and similar prepaid and deferred items. Real estate taxes shall be apportioned on the basis of taxes assessed for the preceding year, with a reapportionment, if any, as soon as the new tax rate and valuation can be ascertained. Except as otherwise provided herein, the prorations and adjustments contemplated by this Section 3.2, to the extent practicable, shall be made on the Closing Date. As to those prorations and adjustments not capable of being ascertained on the Closing Date, an adjustment and proration shall be made within ninety (90) calendar days of the Closing Date. In the event of any disputes between the parties as to such adjustments, the amounts not in dispute shall nonetheless be paid at the time provided herein and such disputes shall be determined by an independent certified public accountant mutually acceptable to the parties, and the fees and expenses of such accountant shall be paid one-half by Cumulus and one-half by the Trust.

     3.3. Allocation.
          ----------

          (a) The values of the assets comprising the Cumulus Stations Assets and the Trust Station Assets shall be determined by an appraisal (the "Appraisal") prepared by Broadcast Investment Analysts (whose fees shall be borne equally between Cumulus and the Trust). Prior to Closing, the parties hereto shall prepare and exchange schedules which, for each party to this Agreement, show the respective Cumulus Stations Assets and Trust Station Assets to be conveyed and acquired at Closing under this Agreement.

          (b) Before or after Closing, the parties hereto shall prepare schedules (the "Exchange Group Schedules") which (i) divide the Trust Station Assets and the Cumulus Stations Assets into both "exchange groups" (in accordance with the like-kind exchange rules covering exchanges of multiple properties under Treasury Regulation (S) 1.1031(j)-1) and residual groups and
(ii) set forth the total value of the assets making up each such exchange group and residual group (based upon the Appraisal). For tax purposes, the parties shall report the exchange of assets under this Agreement consistently with the Exchange Group Schedules and the Appraisal, including without limitation filing when due IRS Form 8594 and (if applicable) IRS Form 8824 on the basis of the Exchange Group Schedules and the Appraisal.

                                   ARTICLE 4

                                    CLOSING
                                    -------

     4.1. Closing.  The consummation of the exchange of assets under this
          -------
Agreement (the

"Closing") shall occur on a date (the "Closing Date") and at a time and place mutually agreeable to the parties hereto within ten (10) days after FCC Consent (as hereinafter defined) becomes a Final Order, subject to satisfaction or waiver of the conditions to Closing contained herein (other than those to be satisfied at Closing). Prior to Closing the parties shall hold a pre-closing conference at a time and place mutually agreeable to the parties hereto, at which the parties shall provide (for review only) all documents to be delivered at Closing under this Agreement, each duly executed but undated, and otherwise confirm their ability to timely consummate the Closing.

                                   ARTICLE 5

                             GOVERNMENTAL CONSENTS
                             ---------------------

     Closing is subject to and conditioned upon (i) prior FCC consent (the "FCC Consent") to the assignment of the Cumulus FCC Licenses to NextMedia and the Trust FCC Licenses to Cumulus, and (ii) the FCC action granting its consent becoming a "Final Order", in essence, an action unappealable by virtue of (x)
                          ----------
the expiration of the period within which a timely request for appeal, review or reconsideration could be filed and (y) the expiration of the period within which the FCC or a court could review the action on its own motion, such periods having expired without the filing of any request for appeal, review or reconsideration and without the review of the action on the FCC's or court's own motion.

     5.1. FCC.  Within ten (10) business days after the execution of this
          ---
Agreement, each of Cumulus, the Trust and NextMedia, as applicable, shall file applications with the FCC (the "FCC Application") requesting the FCC Consent. Each of Cumulus, the Trust and NextMedia, as applicable, shall diligently prosecute the FCC Application and otherwise use their best efforts to obtain the FCC Consent as soon as possible; provided, however, that no party shall be under any obligation to contest any adverse condition imposed by the FCC on the grant of the FCC Application or any hearing designation of the FCC Application.

     5.2. INTENTIONALLY OMITTED]
          ---------------------

     5.3.  General.  Each of Cumulus, the Trust and NextMedia, as applicable,
           -------
shall notify each other of all documents filed with or received from any governmental agency with respect to this Agreement or the transactions contemplated hereby. Each of Cumulus, the Trust and NextMedia shall furnish each other with such information and assistance as such the other may reasonably request in connection with their preparation of any governmental filing hereunder. If Cumulus, the Trust and/or NextMedia becomes aware of any fact relating to it which would prevent or delay the FCC Consent, such party shall promptly notify any other party thereof and take such reasonable steps as necessary to remove such impediment.

                                   ARTICLE 6

                            TIME BROKERAGE AGREEMENT
                            ------------------------

     6.1  Trust Station Agreement.  On the date hereof, the Trust and Cumulus
          -----------------------
shall enter into TBA #1 substantially in the form attached hereto as Exhibit
6.1.

     6.2  Cumulus Stations Agreement.  On the date hereof, NextMedia and Cumulus
          --------------------------
shall enter into TBA #2 substantially in the form attached hereto as Exhibit
6.2.

                                   ARTICLE 7

                       COLLECTION OF ACCOUNTS RECEIVABLE
                       ---------------------------------

     7.1. Trust Accounts Receivable.  All accounts receivable arising prior to
          -------------------------
the TBA #1 Commencement Date in connection with the operation of the Trust Station, including but not limited to accounts receivable for advertising revenues for programs and announcements performed prior to the TBA #1 Commencement Date and other broadcast revenues for services performed prior to the TBA #1 Commencement Date, shall remain the property of the Trust (the "Trust Accounts Receivable") and Cumulus shall not acquire any right or interest therein. For a period of six months from the TBA #1 Commencement Date (the "Trust Collection Period"), Cumulus shall collect the Trust Accounts Receivable in the normal and ordinary course of Cumulus' business and shall apply all such amounts collected to the debtor's oldest account receivable first. Cumulus' obligation shall not extend to the institution of litigation, employment of counsel or a collection agency or any other extraordinary means of collection. During the Trust Collection Period, neither the Trust, nor its agents shall make any direct solicitation of any such account debtor for collection purposes or institute litigation for the collection of amounts due. Any amounts relating to the Trust Accounts Receivable that are paid directly to the Trust shall be retained by the Trust. Within thirty (30) calendar days after the end of each month, Cumulus shall make a payment to the Trust equal to the amount of all collections of Trust Accounts Receivable during the preceding month. At the end of the Trust Collection Period, any remaining Trust Accounts Receivable shall be returned to the Trust for collection.

     7.2. Cumulus Accounts Receivable.  All accounts receivable arising prior to
          ---------------------------
the TBA #2 Commencement Date in connection with the operation of the Cumulus Stations, including but not limited to accounts receivable for advertising revenues for programs and announcements performed prior to the TBA #2 Commencement Date and other broadcast revenues for services performed prior to the TBA #2 Commencement Date, shall remain the property of Cumulus (the "Cumulus Accounts Receivable") and NextMedia shall not acquire any right or interest therein. For a period of six (6) months from the TBA #2 Commencement Date (the "Cumulus Collection Period"), NextMedia shall collect the Cumulus Accounts Receivable in the normal and ordinary course of NextMedia's business and shall apply all such amounts collected to the debtor's oldest account receivable first. NextMedia's obligation shall not extend to the institution of litigation, employment of counsel or a collection agency or any other extraordinary means of collection. During the Cumulus Collection Period, neither Cumulus, nor its agents shall make any direct solicitation of any such account debtor for collection purposes or institute litigation for the collection of amounts due. Any amounts relating to the Cumulus Accounts Receivable that are paid directly to Cumulus shall be retained by Cumulus.

Within thirty (30) calendar days after the end of each month, NextMedia shall make a payment to Cumulus equal to the amount of all collections of Cumulus Accounts Receivable during the preceding month. At the end of the Cumulus Collection Period, any remaining Cumulus Accounts Receivable shall be returned to Cumulus for collection.

                                   ARTICLE 8

                   REPRESENTATIONS AND WARRANTIES OF CUMULUS
                   -----------------------------------------

Each of CBI, CWS and CLC makes the following representations and warranties to NextMedia and the Trust, each of which is true and correct as of the date hereof, and shall be true and correct as of the Closing Date, and shall be unaffected by any investigation heretofore or hereafter made by any party. Each of the following representations and warranties are subject to exceptions set forth in full and complete disclosure statements corresponding to the numbered paragraphs in this Article 8 ("Disclosure Statements"). Cumulus has delivered its Disclosure Statements to NextMedia and the Trust prior to the date of this Agreement.

     8.1. Organization.  Each of CBI, CWS and CLC is duly organized, validly
          ------------
existing and in good standing under the laws of the jurisdiction of its organization, and is qualified to do business in each jurisdiction in which the Cumulus Stations Assets and the Trust Station Assets are located. Each has the requisite corporate power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by Cumulus pursuant hereto (collectively, the "Cumulus Ancillary Agreements"), to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof.

     8.2. Authorization. The execution, delivery and performance of this
          -------------
Agreement and the Cumulus Ancillary Agreements by each of CBI, CWS and CLC have been duly authorized and approved by all necessary action and do not require any further authorization or consent of CBI, CWS or CLC. This Agreement is, and each Cumulus Ancillary Agreement when executed and delivered by Cumulus and the other parties thereto will be, a legal, valid and binding agreement of CBI, CWS and CLC enforceable in accordance with its respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     8.3. No Conflicts.  Neither the execution and delivery by CBI, CWS or CLC
          ------------
of this Agreement and the Cumulus Ancillary Agreements or the consummation by CBI, CWS or CLC of any of the transactions contemplated hereby or thereby nor compliance by CBI, CWS or CLC with or fulfillment by CBI, CWS or CLC of the terms, conditions and provisions hereof or thereof will: (i) conflict with any of its organizational documents or any law, judgment, order, or decree to which it is subject or, except as set forth on Schedule 1.2(c), any Cumulus Stations
                                         ---------------
Contract; or (ii) require the approval, consent, authorization or act of, or the making by CBI, CWS or CLC of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental or regulatory authority or body, except the FCC Consent.

     8.4. FCC Licenses.  Schedule 1.2 (a) lists (i) all licenses, permits and
          ------------   ----------------
other authorizations (including all broadcast auxiliary licenses, construction permits and all grants of Special Temporary Authority ("STA")) issued by the FCC relating to the Cumulus Stations as of the date of this Agreement and (ii) all licenses, permits or authorizations issued to CLC by any other governmental entities which are material to the business or operations of the Cumulus Stations and held by CLC as of the date of this Agreement. Such licenses, permits and authorizations, and all applications for modification, extension or renewal thereof or for new licenses, permits, permissions or authorizations applicable to the business or operations of the Cumulus Stations are collectively referred to herein as the Cumulus FCC Licenses (as further defined in Section 1.2(a)), each of which is in full force and effect. To Cumulus' Knowledge (defined below), the Cumulus Stations have been operated in all material respects in accordance with the terms of the Cumulus FCC Licenses. All towers and other structures used in the operation of the Cumulus Stations or the Cumulus Stations Assets or located on the Cumulus Real Property are obstruction marked and lighted to the extent required by, and in accordance with the rules and regulations of the Federal Aviation Administration (the "FAA"), the FCC and other governmental entities. Appropriate notifications to the FAA and registrations with the FCC have been filed for such towers where required. Except for proceedings affecting the radio broadcast industry generally, there are no proceedings pending or, to Cumulus' Knowledge, threatened with respect to Cumulus' ownership or operation of the Cumulus Stations which reasonably may be expected to result in the revocation, material adverse modification, non-renewal or suspension of any of the Cumulus FCC Licenses, the denial of any pending applications for the Cumulus FCC Licenses, the issuance against Cumulus of any cease and desist order, or the imposition of any administrative actions by the FCC or any other governmental entity with respect to the Cumulus FCC Licenses, or which reasonably may be expected to adversely affect the Cumulus Stations' ability to operate as currently operated or NextMedia's ability to obtain assignment of the Cumulus FCC Licenses. Except as set out in Schedule 1.2(a)
                                                             ---------------
hereto, and with the exception of such temporary reduced power operations as are necessary for routine maintenance, the Cumulus Stations operates (A) in conformity with the Cumulus FCC Licenses and (B) within the operating power tolerances specified in 47 C.F.R. (S)73.1560(b) and 47 C.F.R. (S)73.1560(a)(1).
To Cumulus' Knowledge, no other broadcast Stations or radio communications facility is causing interference to the Cumulus Stations' transmissions beyond that which is allowed by FCC rules and regulations. Cumulus has all necessary authority to use the call signs set forth on Schedule 1.2 (a). For purposes of
                                             ----------------
this Agreement, "Knowledge" means that the applicable representation or warranty is deemed to have been made following due inquiry of appropriate officers and directors and records and investigation of publicly available records.

     8.5. Taxes.  Each of CBI, CWS and CLC has, in respect of the Cumulus
          -----
Stations' business, filed all foreign, federal, state, county and local income, excise, property, sales, use, franchise and other tax returns and reports which are required to have been filed by it under applicable law and has paid all taxes which have become due pursuant to such returns or pursuant to any assessments which have become payable.

     8.6. Personal Property.  Schedule 1.2(b) contains a list of all material
          -----------------   ---------------
items of Cumulus Tangible Personal Property included in the Cumulus Stations Assets. Cumulus has title to the Cumulus Tangible Personal Property free and clear of Liens other than Cumulus Permitted Liens.

     8.7. Real Property.  Schedule 1.2(g) contains a description (including the
          -------------   ---------------
street address and legal description) of all Cumulus Real Property included in the Cumulus Stations Assets. Schedule 1.2(g) includes a description of each real
                             ---------------
property lease or similar agreement included in the Cumulus Stations Assets (the "Cumulus Real Property Leases").Cumulus Real Property Leases provide access to the Cumulus Stations' facilities. To Cumulus' Knowledge, the Cumulus Real Property is not subject to any suit for condemnation or other taking by any public authority.

     8.8. Contracts.  Each of the Cumulus Stations Contracts (including without
          ---------
limitation each of the Cumulus Real Property Leases) is in effect and is binding upon Cumulus and, to Cumulus's Knowledge, the other parties thereto (subject to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally). Each of CBI, CWS and CLC has performed its obligations under each of the Cumulus Stations Contracts in all material respects, and is not in material default thereunder, and to Cumulus's Knowledge, no other party to any of the Cumulus Stations Contracts is in default thereunder in any material respect.

     8.9. Environmental. On the date of this Agreement, except as previously
          -------------
revealed to NextMedia:

          (a) To Cumulus' Knowledge, the Cumulus Real Property used in connection with the Cumulus Stations and the business and operations thereon is, and except with respect to any predecessor or prior owner, operator or lessee (each a "Predecessor"), in substantial compliance with all applicable federal, state and local statutes, codes, rules, ordinances or regulations relating to the environment, natural resources and public or employee health and safety (collectively, the "Environmental Laws").

          (b) No judicial or administrative proceedings are pending or, to Cumulus' Knowledge, threatened against Cumulus or any of the Cumulus Real Property used in connection with the Cumulus Stations, alleging the violation of or seeking to impose liability pursuant to any Environmental Law. No notice or claim from any governmental entity or other person has been given to Cumulus claiming violation of or alleging any liability under remediation of any Environmental Laws in connection with any of the Cumulus Real Property used in connection with the Cumulus Stations or operations thereon.

          (c) To Cumulus' Knowledge, there are no facts, circumstances or conditions on the Cumulus Real Property or the business or operations thereon used in connection with the Cumulus Stations or the business and operations thereon which are reasonably likely to give rise to an environmental claim or result in Environmental Costs and Liabilities (as hereinafter defined).

          (d) To Cumulus' Knowledge, all substances, materials or waste that are regulated by federal, state or local government under the Environmental Laws as hazardous, toxic or a pollutant or contaminant, as well as any petroleum or petroleum derived product, used or generated by Cumulus or, to Cumulus' Knowledge, by any Predecessor in connection with the Cumulus Real Property and used in connection with the Cumulus Stations (collectively, the "Hazardous Substances"), have been stored, used, treated, and disposed of by such persons or on their behalf in such manner as not to result in any material Environmental Costs or Liabilities. "Environmental Costs and Liabilities" means any losses, including environmental remediation costs, clean up funds, liabilities, obligations, damages, fines, penalties or judgments, arising from or under any Environmental Law or order of or agreement with any governmental entity or other person.

           (e) To Cumulus' Knowledge, there are not now, nor have there been in the past, on, in or under any Cumulus Real Property used in connection with the Cumulus Stations when owned, leased or operated by Cumulus, or to Cumulus' Knowledge, when owned, leased or operated by any Predecessor, any of the following: underground storage tanks, above-ground storage tanks, dikes or impoundments containing (i) Hazardous Substances, (ii) asbestos containing materials, (iii) polychlorinated biphenyls or (iv) radioactive substances or related compounds (other than those labeled and maintained in accordance with applicable Environmental Laws) in amounts or concentrations regulated under the Environmental Laws.

           (f) The Cumulus Stations' operations do not have a significant environmental impact, as defined by 47 C.F.R. (S) 1.1307.

     8.10. Intangible Property.  Schedule 1.2(d) contains a description of
           -------------------   ---------------
the material Cumulus Intangible Property included in the Cumulus Stations Assets. Except as set forth on Schedule 1.2(d), Cumulus has received no notice
                                ---------------
of any claim that its use of the Cumulus Intangible Property infringes upon any third party rights. Except as set forth on Schedule 1.2(d), Cumulus owns or has
                                            ---------------
the right to use the Cumulus Intangible Property free and clear of Liens other than Cumulus Permitted Liens.

     8.11. Compliance with Law.  Each of CBI, CWS and CLC has complied in all
           -------------------
material respects with all laws, regulations, rules, writs, injunctions, ordinances, franchises, decrees or orders of any court or of any foreign, federal, state, municipal or other governmental authority which are applicable to the operation of the Cumulus Stations. To Cumulus' Knowledge, there is no action, suit or proceeding pending or threatened against CBI, CWS or CLC in respect of the Cumulus Stations that will subject NextMedia and/or the Trust to material liability or which questions the legality or propriety of the transactions contemplated by this Agreement. To Cumulus' Knowledge, there are no governmental claims or investigations pending or threatened against CBI, CWS or CLC in respect of the Cumulus Stations (except those affecting the industry generally).

     8.12. No other Finder. No broker, finder or other person is entitled to
           ---------------
a commission, brokerage fee or other similar payment in connection with this Agreement or the transactions contemplated hereby as a result of any agreement or action of Cumulus or any party acting on Cumulus' behalf, except Media Services Group, Inc., whose fees shall be shared equally by Cumulus and NextMedia.

     8.13. Absence of Undisclosed Liabilities. There are no material
           ----------------------------------
liabilities of CBI, CWS or CLC of any kind whatsoever with respect to the Cumulus Stations (whether absolute, vested, matured, in arrears, accrued, contingent or otherwise, and whether due or to become due, which are required to be reflected on, or disclosed in the notes to their consolidated balance sheets prepared in accordance with GAAP), other than the liabilities and obligations
(a) provided for or reserved against in Cumulus' financial statements or (b) arising in the ordinary course of business after the date of the latest unaudited balance sheet pertaining to the Cumulus Stations and consistent with past experiences.

     8.14. Insurance. Cumulus has previously provided to NextMedia copies of
           ---------
all fire, liability and other forms or policies of insurance and all fidelity bonds held by or applicable to the Cumulus Stations setting forth in respect of each such policy the policy name, policy number, carrier, term, type of coverage and annual premium, each of which is in full force and effect on the date hereof, is valid and enforceable in accordance with its terms and is in an amount consistent with past practices. No event or claim has occurred, including, without limitation, the failure by CBI, CWS or CLC to give any notice or information, or the delivery of any inaccurate or erroneous notice or information, or any reservation of rights, which limits or impairs the rights of the insured parties under any such insurance policies. Cumulus shall cause comparable policies of insurance to remain in effect for acts, omissions and events occurring on or prior to the Closing Date.

     8.15. Qualification.  Cumulus is legally, financially and otherwise
           -------------
qualified to be the licensee of, acquire, own and operate the Trust Station and the Cumulus Stations under the Communication Laws. To Cumulus's Knowledge, there are no facts (other than Cumulus' ownership of other radio stations in the Myrtle Beach, SC area, as previously disclosed by Cumulus) that would, under existing law and the Communication Laws, disqualify Cumulus as an assignee of the Trust FCC Licenses or as the owner and operator of the Trust Station. No request by Cumulus for waiver of any FCC rule or policy is necessary for the FCC Consent to be obtained. To Cumulus's Knowledge, there is no action, suit or proceeding pending or threatened against Cumulus which could materially adversely affect Cumulus's ability to perform its obligations hereunder.

     8.16. Legal Proceedings. There are no legal actions, suits, administrative,
           -----------------
arbitration or other proceedings or governmental investigations pending or, to the Knowledge of Cumulus, threatened against CBI, CWS or CLC. To Cumulus' Knowledge there are no facts which would give rise to any material legal action, suit or proceeding against CBI, CWS or CLC.

                                   ARTICLE 9

                  REPRESENTATIONS AND WARRANTIES OF NEXTMEDIA
                  -------------------------------------------

NextMedia makes the following representations and warranties to Cumulus, each of which is true and correct as of the date hereof, and shall be true and correct as of the Closing Date, and shall be unaffected by any investigation heretofore or hereafter made by any party. Each of the following representations and warranties are subject to exceptions set forth in full and complete Disclosure Statements corresponding to the numbered paragraphs in this Article 9.
NextMedia will deliver
these Disclosure Statements to Cumulus prior to the date of this Agreement.

     9.1. Organization.  NextMedia is duly organized, validly existing and in
          ------------
good standing under the laws of the jurisdiction of its organization, and is qualified to do business in each jurisdiction in which the Cumulus Stations Assets are located. NextMedia has the requisite corporate power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by NextMedia pursuant hereto (collectively, the "NextMedia Ancillary Agreements"), to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof.

     9.2. Authorization. The execution, delivery and performance of this
          -------------
Agreement and the NextMedia Ancillary Agreements by NextMedia have been duly authorized and approved by all necessary action of NextMedia and do not require any further authorization or consent of NextMedia. This Agreement is, and each NextMedia Ancillary Agreement when executed and delivered by NextMedia and the other parties thereto will be, a legal, valid and binding agreement of NextMedia enforceable in accordance with its respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     9.3. No Conflicts.  Neither the execution and delivery by NextMedia of this
          ------------
Agreement and the NextMedia Ancillary Agreements or the consummation by NextMedia of any of the transactions contemplated hereby or thereby nor compliance by NextMedia with or fulfillment by NextMedia of the terms, conditions and provisions hereof or thereof will: (i) conflict with any organizational documents of NextMedia or any law, judgment, order, or decree to which NextMedia is subject or, except as set forth on Schedule 1.4(c), any
                                                      ---------------
NextMedia Stations Contract; or (ii) require the approval, consent, authorization or act of, or the making by NextMedia of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental or regulatory authority or body, except the FCC Consent.

     9.4. No other Finder.  No broker, finder or other person is entitled to
          ---------------
commission, brokerage fee or other similar payment in connection with this Agreement or the transactions contemplated hereby as a result of any agreement or action of NextMedia or any party acting on NextMedia's behalf, except Media Services Group, Inc., whose fees shall be shared equally by NextMedia and Cumulus.

     9.5. Qualification.  NextMedia is legally, financially and otherwise
          -------------
qualified to be the licensee of, acquire, own and operate the Cumulus Stations under the Communication Laws. NextMedia knows of no facts (other than NextMedia's attributable interests in other radio stations in the Jacksonville, NC area, as previously disclosed by NextMedia) that would, under existing law and the Communication Laws, disqualify NextMedia as an assignee of the Cumulus FCC Licenses or as the owner and operator of the Cumulus Stations. No request by NextMedia for waiver of any FCC rule or policy is necessary for the FCC Consent to be obtained. To NextMedia's knowledge there is no action, suit or proceeding pending or threatened against NextMedia which could materially adversely affect NextMedia's ability to perform its obligations hereunder.

     9.6   Legal Proceedings.  There are no legal actions, suits,
           -----------------
administrative, arbitration or other proceedings or governmental investigations pending or, to the Knowledge of NextMedia, threatened against NextMedia. To NextMedia's Knowledge there are no facts which would give rise to any material legal action, suit or proceeding against NextMedia.

                                   ARTICLE 10

                  REPRESENTATIONS AND WARRANTIES OF THE TRUST
                  -------------------------------------------

The Trust makes the following representations and warranties to Cumulus, each of which is true and correct as of the date hereof, and shall be true and correct as of the Closing Date, and shall be unaffected by any investigation heretofore or hereafter made by any party. Each of the following representations and warranties are subject to exceptions set forth in full and complete Disclosure Statements corresponding to the numbered paragraphs in this Article 10. The Trust will deliver these Disclosure Statements to Cumulus prior to the date of this Agreement.

     10.1. Organization.  The Trust is duly organized, validly existing and
           ------------
in good standing under the laws of the jurisdiction of its organization, and is qualified to do business in each jurisdiction in which the Trust Station Assets are located. The Trust has the requisite power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by the Trust pursuant hereto (collectively, the "Trust Ancillary Agreements"), to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof.

     10.2. Authorization. The execution, delivery and performance of this
           -------------
Agreement and the Trust Ancillary Agreements by the Trust have been duly authorized and approved by all necessary action of the Trust and do not require any further authorization or consent of the Trust. This Agreement is, and each Trust Ancillary Agreement when executed and delivered by the Trust and the other parties thereto will be, a legal, valid and binding agreement of the Trust enforceable in accordance with its respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     10.3. No Conflicts.  Neither the execution and delivery by the Trust of
           ------------
this Agreement and the Trust Ancillary Agreements or the consummation by the Trust of any of the transactions contemplated hereby or thereby nor compliance by the Trust with or fulfillment by the Trust of the terms, conditions and provisions hereof or thereof will: (i) conflict with any organizational documents of the Trust or any law, judgment, order, or decree to which the Trust is subject or, except as set forth on Schedule 1.4(c), any Trust Station
                                      ---------------
Contract; or (ii) require the approval, consent, authorization or act of, or the making by the Trust of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental or regulatory authority or body, except the FCC Consent.

     10.4. FCC Licenses.  Schedule 1.4 (a) lists (i) all licenses, permits
           ------------   ----------------
and other authorizations (including all broadcast auxiliary licenses, construction permits and all grants of Special Temporary Authority ("STA")) issued by the FCC relating to the Trust Station as of the date of this Agreement and (ii) all licenses, permits or authorizations issued to the Trust by any other governmental entities which are material to the business or operations of the Trust Station and held by the Trust as of the date of this Agreement. Such licenses, permits and authorizations, and all applications for modification, extension or renewal thereof or for new licenses, permits, permissions or authorizations applicable to the business or operations of the Trust Station are collectively referred to herein as the Trust FCC Licenses (as further defined in
Section 1.4(a)), each of which is in full force and effect. To the Trust's Knowledge, the Trust Station has been operated in all material respects in accordance with the terms of the Trust FCC Licenses. All towers and other structures used in the operation of the Trust Station or the Trust Station Assets or located on the Trust Real Property are obstruction marked and lighted to the extent required by, and in accordance with the rules and regulations of the Federal Aviation Administration (the "FAA"), the FCC and other governmental entities. Appropriate notifications to the FAA and registrations with the FCC have been filed for such towers where required. Except for proceedings affecting the radio broadcast industry generally, there are no proceedings pending or, to the Trust's Knowledge, threatened with respect to the Trust's ownership or operation of the Trust Station which reasonably may be expected to result in the revocation, material adverse modification, non-renewal or suspension of any of the Trust FCC Licenses, the denial of any pending applications for the Trust FCC Licenses, the issuance against the Trust of any cease and desist order, or the imposition of any administrative actions by the FCC or any other governmental entity with respect to the Trust FCC Licenses, or which reasonably may be expected to adversely affect the Trust Station's ability to operate as currently operated or Cumulus' ability to obtain assignment of the Trust FCC Licenses. Except as set out in Schedule 1.4(a) hereto, and with the exception of such
                     ---------------
temporary reduced power operations as are necessary for routine maintenance, the Trust Station operates (A) in conformity with the Trust FCC Licenses and (B) within the operating power tolerances specified in 47 C.F.R. (S)73.1560(b) and 47 C.F.R. (S)73.1560(a)(1). To the Trust's Knowledge, no other broadcast Stations or radio communications facility is causing interference to the Trust Station's transmissions beyond that which is allowed by FCC rules and regulations. The Trust has all necessary authority to use the call signs set forth on Schedule 1.4 (a).
         ----------------

     10.5. Taxes.  The Trust has, in respect of the Trust Station's business,
           -----
filed all foreign, federal, state, county and local income, excise, property, sales, use, franchise and other tax returns and reports which are required to have been filed by it under applicable law and has paid all taxes which have become due pursuant to such returns or pursuant to any assessments which have become payable.

     10.6. Personal Property.  Schedule 1.4(b) contains a list of all material
           -----------------   ---------------
items of the Trust Tangible Personal Property included in the Trust Station Assets. The Trust has title to the Trust

Tangible Personal Property free and clear of Liens other than Trust Permitted Liens.

     10.7. Real Property.  Schedule 1.4(g) contains a description of all Trust
           -------------   ---------------
Real Property included in the Trust Station Assets.  Schedule 1.4(g) includes a
                                                     ---------------
description of each real property lease or similar agreement included in the Trust Station Assets (the "Trust Real Property Leases"). The Trust Real Property Leases provide, access to the Trust Station's facilities. To the Trust's Knowledge, the Trust Real Property is not subject to any suit for condemnation or other taking by any public authority.

     10.8. Contracts.  Each of the Trust Station Contracts (including without
           ---------
limitation each of the Trust Real Property Leases) is in effect and is binding upon the Trust and, to the Trust's Knowledge, the other parties thereto (subject to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally). The Trust has performed its obligations under each of the Trust Station Contracts in all material respects, and is not in material default thereunder, and to the Trust's Knowledge, no other party to any of the Trust Station Contracts is in default thereunder in any material respect.

     10.9. Environmental. On the date of this Agreement, except as previously
           -------------
revealed to Cumulus:

          (a) To the Trust's Knowledge, the Trust Real Property used in connection with the Trust Station and the business and operations thereon is, and except with respect to any predecessor or prior owner, operator or lessee (each a "Predecessor"), in substantial compliance with all applicable federal, state and local statutes, codes, rules, ordinances or regulations relating to the environment, natural resources and public or employee health and safety (collectively, the "Environmental Laws").

          (b) No judicial or administrative proceedings are pending or, to the Trust's Knowledge, threatened against the Trust or any of the Trust Real Property used in connection with the Trust Station, alleging the violation of or seeking to impose liability pursuant to any Environmental Law. No notice or claim from any governmental entity or other person has been given to the Trust claiming violation of or alleging any liability under remediation of any Environmental Laws in connection with any of the Trust Real Property used in connection with the Trust Station or operations thereon.

          (c) To the Trust's Knowledge, there are no facts, circumstances or conditions on the Trust Real Property or the business or operations thereon used in connection with the Trust Station or the business and operations thereon which are reasonably likely to give rise to an environmental claim or result in Environmental Costs and Liabilities (as hereinafter defined).

          (d) To the Trust's Knowledge, all substances, materials or waste that are regulated by federal, state or local government under the Environmental Laws as hazardous, toxic or a pollutant or contaminant, as well as any petroleum or petroleum derived product, used or generated by the Trust or, to the Trust's Knowledge, by any Predecessor in connection with the Trust Real

Property and used in connection with the Trust Station (collectively, the "Hazardous Substances"), have been stored, used, treated, and disposed of by such persons or on their behalf in such manner as not to result in any material Environmental Costs or Liabilities. "Environmental Costs and Liabilities" means any losses, including environmental remediation costs, clean up funds, liabilities, obligations, damages, fines, penalties or judgments, arising from or under any Environmental Law or order of or agreement with any governmental entity or other person.

            (e) To the Trust's Knowledge, there are not now, nor have there been in the past, on, in or under any Trust Real Property used in connection with the Trust Station when owned, leased or operated by the Trust, or to the Trust's Knowledge, when owned, leased or operated by any Predecessor, any of the following: underground storage tanks, above-ground storage tanks, dikes or impoundments containing (i) Hazardous Substances, (ii) asbestos containing materials, (iii) polychlorinated biphenyls or (iv) radioactive substances or related compounds (other than those labeled and maintained in accordance with applicable Environmental Laws) in amounts or concentrations regulated under the Environmental Laws.

            (f) The Trust Station's operations do not have a significant environmental impact, as defined by 47 C.F.R. (S) 1.1307.

     10.10. Intangible Property.  Schedule 1.4(d) contains a description of the
            -------------------   ---------------
material Trust Intangible Property included in the Trust Station Assets. Except as set forth on Schedule 1.4(d), the Trust has received no notice of any claim
                ---------------
that its use of the Trust Intangible Property infringes upon any third party rights. Except as set forth on Schedule 1.4(d), the Trust owns or has the right
                               ---------------
to use the Trust Intangible Property free and clear of Liens other than Trust Permitted Liens.

     10.11. Compliance with Law.  The Trust  has complied in all material
            -------------------
respects with all laws, regulations, rules, writs, injunctions, ordinances, franchises, decrees or orders of any court or of any foreign, federal, state, municipal or other governmental authority which are applicable to the operation of the Trust Station. To the Trust's Knowledge, there is no action, suit or proceeding pending or threatened against the Trust in respect of the Trust Station that will subject Cumulus to material liability or which questions the legality or propriety of the transactions contemplated by this Agreement. To the Trust's Knowledge, there are no governmental claims or investigations pending or threatened against the Trust in respect of the Trust Station (except those affecting the industry generally).

     10.12. No other Finder. No broker, finder or other person is entitled to a
            ---------------
commission, brokerage fee or other similar payment in connection with this Agreement or the transactions contemplated hereby as a result of any agreement or action of the Trust or any party acting on the Trust's behalf. NextMedia and Cumulus shall each pay one half of the brokerage fee due Media Services Group,Inc.

     10.13. Absence of Undisclosed Liabilities. There are no material
            ----------------------------------
liabilities of the Trust of any kind whatsoever with respect to the Trust Station (whether absolute, vested, matured, in arrears, accrued, contingent or otherwise, and whether due or to become due, which are required to be reflected on, or disclosed in the notes to a consolidated balance sheet of the Trust prepared in accordance with GAAP), other than the liabilities and obligations (a) provided for or reserved against in the Trust's financial statements or (b) arising in the ordinary course of business after the date of the latest unaudited balance sheet pertaining to the Trust Station and consistent with past experiences.

     10.14. Insurance. The Trust has previously provided to Cumulus copies of
            ---------
all fire, liability and other forms or policies of insurance and all fidelity bonds held by or applicable to the Trust Station setting forth in respect of each such policy the policy name, policy number, carrier, term, type of coverage and annual premium, each of which is in full force and effect on the date hereof, is valid and enforceable in accordance with its terms and is in an amount consistent with past practices. No event or claim has occurred, including, without limitation, the failure by the Trust to give any notice or information, or the delivery of any inaccurate or erroneous notice or information, or any reservation of rights, which limits or impairs the rights of the insured parties under any such insurance policies. The Trust shall cause comparable policies of insurance to remain in effect for acts, omissions and events occurring on or prior to the Closing Date.

     10.15. Qualification.  To the Trust's Knowledge, the Trust is legally,
            -------------
financially and otherwise qualified to be the licensee of, own and operate the Trust Station under the Communication Laws. To the Trust's Knowledge, there are no facts that would, under existing law and the Communication Laws, disqualify the Trust, as the licensee, owner and operator of the Trust Station. No request by the Trust for waiver of any FCC rule or policy is necessary for the FCC Consent to be obtained. To the Trust's Knowledge, there is no action, suit or proceeding pending or threatened against the Trust which could materially adversely affect the Trust's ability to perform its obligations hereunder.

     10.16. Legal Proceedings.  There are no legal actions, suits,
            -----------------
administrative, arbitration or other proceedings or governmental investigations pending or, to the Knowledge of the Trust, threatened against the Trust. To the Trust's Knowledge there are no facts which would give rise to any material legal action, suit or proceeding against the Trust.

                                   ARTICLE 11

                                   COVENANTS
                                   ---------

     11.1.  Cumulus' Covenants.  Cumulus covenants and agrees with respect to
            ------------------
the Cumulus Stations that, between the date hereof and Closing, except as permitted by this Agreement or with the prior written consent of NextMedia, which shall not be unreasonably withheld, Cumulus shall:

            (a) subject to TBA # 2, operate the Cumulus Stations in the ordinary course of business consistent with past practices and in all material respects in accordance with FCC rules and regulations and with all other applicable laws, regulations, rules and orders;

            (b) not, other than in the ordinary course of business in accordance with past practices, sell, lease or dispose of or agree to sell, lease or dispose of any of the Cumulus Stations

Assets, or create, assume or permit to exist any Liens upon the Cumulus Stations Assets, except for Cumulus Permitted Liens;

           (c) maintain insurance in accordance with Section 8.14;

           (d) [Intentionally Omitted]

           (e) upon reasonable written notice from NextMedia, (i) give or cause the Cumulus Stations to give NextMedia and NextMedia's counsel, accountants, engineers and other representatives, including environmental consultants, reasonable access during normal business hours to all of Cumulus' properties, books, Cumulus Stations Contracts, Cumulus Trade Agreements, Cumulus Time Sales Agreements, reports and records including financial information and tax returns relating to the Cumulus Stations, and to all real estate, buildings and equipment relating to the Cumulus Stations, in order that NextMedia may have full opportunity to make such investigation, including, but not limited to, environmental assessments, as it desires of the affairs of the Cumulus Stations and (ii) furnish NextMedia with information and copies of all documents and agreements including, but not limited to, financial and operating data and other information concerning the financial condition, results of operations and business of the Cumulus Stations, that NextMedia may reasonably request. The rights of NextMedia under this Section shall not be exercised in such a manner as to interfere unreasonably with the business of the Cumulus Stations; provided, however, that such investigations shall not adversely effect or diminish the effect of any and all representation and warranties made by Cumulus herein.

           (f) not take any action that is materially inconsistent with its obligations under this Agreement;

           (g) for a period of two (2) years following the Closing Date, make available during normal business hours for audit and inspection by the Trust and its representatives, for any reasonable purpose and upon reasonable notice, all records, files, documents and correspondence transferred to it hereunder relating to the pre-closing period. All information, records, files, documents and correspondence made available or disclosed to the Trust under this Section
11.1 shall be kept confidential by the Trust; and

           (h) furnish NextMedia with such information relating to the Cumulus Stations Assets as NextMedia may reasonably request, at NextMedia's expense and provided such request does not interfere unreasonably with the business of the Cumulus Stations.

     11.2. Trust's Covenants.  The Trust covenants and agrees with respect
           -----------------
to the Trust Station that, between the date hereof and Closing, except as permitted by this Agreement or with the prior written consent of Cumulus, which shall not be unreasonably withheld, the Trust shall:

           (a) subject to TBA # 1, operate the Trust Station in the ordinary course of business consistent with past practices and in all material respects in accordance with FCC rules and regulations and with all other applicable laws, regulations, rules and orders;

           (b) not, other than in the ordinary course of business in accordance with past practices, sell, lease or dispose of or agree to sell, lease or dispose of any of the Trust Station Assets, or create, assume or permit to exist any Liens upon the Trust Station Assets, except for Trust Permitted Liens;

           (c) maintain insurance in accordance with Section 10.14;

           (d) [INTENTIONALLY OMITTED]

           (e) upon reasonable written notice from Cumulus (i) give or cause the Trust Station to give Cumulus and Cumulus' counsel, accountants, engineers and other representatives, including environmental consultants, reasonable access during normal business hours to all of the Trust's properties, books, Trust Station Contracts, Trust Trade Agreements, Trust Time Sales Agreements, reports and records including financial information and tax returns relating to the Trust Station, and to all real estate, buildings and equipment relating to the Trust Station, in order that Cumulus may have full opportunity to make such investigation, including, but not limited to, environmental assessments, as it desires of the affairs of the Trust Station and (ii) furnish Cumulus with information and copies of all documents and agreements including, but not limited to, financial and operating data and other information concerning the financial condition, results of operations and business of the Trust Station, that Cumulus may reasonably request. The rights of Cumulus under this Section shall not be exercised in such a manner as to interfere unreasonably with the business of the Trust Station; provided, however, that such investigations shall not adversely effect or diminish the effect of any and all representation and warranties made by the Trust herein.

           (f) not take any action that is materially inconsistent with its obligations under this Agreement; and

           (g) furnish Cumulus with such access to the Trust Station and information relating to the Trust Station Assets as Cumulus may reasonably request, at Cumulus's expense and provided such request does not interfere unreasonably with the business of the Trust Station.

     11.3. NextMedia Covenants.  NextMedia covenants and agrees with respect to
           -------------------
the Cumulus Stations that, between the date hereof and Closing, except as permitted by this Agreement or with the prior written consent of Cumulus, which shall not be unreasonably withheld, NextMedia shall:

           (a) not take any action that is materially inconsistent with its obligations under this Agreement;

           (b) for a period of two (2) years following the Closing Date, make available during normal business hours for audit and inspection by Cumulus and its representatives, for any reasonable purpose and upon reasonable notice, all records, files, documents and correspondence transferred to it hereunder relating to the pre-closing period. All information, records, files, documents and correspondence made available or disclosed to Cumulus under this Section
11.3 shall be kept confidential by Cumulus; and

           (c) upon reasonable written notice from Cumulus (i) give Cumulus and Cumulus' counsel, accountants, engineer and other representatives, including environmental consultants, reasonable access during normal business hours to all pertinent NextMedia properties, books, Trust Station Contracts, Trust Trade Agreements, Trust Time Sales Agreement, reports and records including financial information and tax returns relating to the Trust Station, and to all real estate, buildings and equipment relating to the Trust Station, in order that Cumulus may have full opportunity to make such investigation, including, but not limited to, environmental assessments, as it desires of the affairs of the Trust Station and (ii) furnish Cumulus with information and copies of all documents and agreements including, but not limited to, financial and operating data and other information concerning the financial condition, results of operations and business of the Trust Station, that Cumulus may reasonably request. The rights of Cumulus under this Section shall not be exercise in such a manner as to interfere unreasonably with the business of NextMedia; provided, however, that such investigations shall not adversely effect or diminish the effect of any and all representations and warranties made by the Trust herein. In this connection, Cumulus recognizes that the Trust is the licensee of the Trust Station and that any information in NextMedia's possession is historical in character, relating to the periods prior to the Trust's acquisition of the Trust Station..

                                   ARTICLE 12

                                JOINT COVENANTS
                                ---------------

Each of the Trust, Cumulus and NextMedia hereby covenant and agree that between the date hereof and Closing:

     12.1. Confidentiality. The parties hereto shall not disseminate, disclose,
           ---------------
reveal, divulge, inform, or communicate, directly or indirectly, through any person or entity, including, but not limited to, its managers, members, officers, directors, employees, representatives, agents, advisors, and attorneys, and shall preserve and keep confidential all information ("Confidential Information") obtained by any of them with respect to the other party hereto in connection with this Agreement and the negotiations preceding this Agreement, and will use such information solely in connection with the transactions contemplated by this Agreement, and if the transactions contemplated hereby are not consummated for any reason, each shall return to each other party hereto, without retaining a copy thereof, any schedules, contracts, records, properties, extracts, summaries, documents or any other written information obtained from such other party in connection with this Agreement and the transactions contemplated hereby except to the extent required or useful in connection with any claim made with respect to the transactions contemplated by this Agreement or the negotiation thereof. Notwithstanding the foregoing, no party shall be required to keep confidential or return any information which (a) is known or available through other lawful sources, not bound by a confidentiality agreement with the disclosing party, (b) is or becomes publicly known through no fault of the receiving party or its agents,
(c) is required to be disclosed pursuant to an order or request of a judicial or government authority (provided the non-disclosing party is given reasonable prior notice such that it may seek, at its expense, confidential treatment of the information to be disclosed), (d) is developed by the receiving party independently of the disclosure by the disclosing party or (e) is required to be disclosed under applicable law or rule, as determined by counsel for the receiving party. This covenant shall survive the Closing Date, and the expiration or termination of this Agreement.

     12.2. Cooperation.  Subject to express limitations contained elsewhere
           -----------
herein, each party (i) shall cooperate fully with one another in taking any reasonable actions (including without limitation, reasonable actions to obtain the required consent of any governmental instrumentality or any third party) necessary or helpful to accomplish the transactions contemplated by this Agreement, including but not limited to the prompt satisfaction of any condition to Closing set forth herein, and (ii) shall not take any action that conflicts with its obligations hereunder or that causes its representations and warranties to become untrue in any material respect.

     12.3. Control of Stations.  No party shall, directly or indirectly,
           -------------------
control, supervise or direct the operations of the other party's stations prior to Closing. Such operations, including complete control and supervision of all programs, employees and policies, shall be the sole responsibility of the FCC licensee thereof.

     12.4. Bulk Sales Laws.
           ---------------

           (a) NextMedia hereby waives compliance by Cumulus with the provisions of the "bulk sales" or similar laws of any state. Cumulus shall defend and indemnify NextMedia and hold it forever harmless from any and all losses, settlements, judgments, actions, suits, claims, costs, damages and expenses (including but not limited to, reasonable attorneys' fees at all levels) sustained by NextMedia as a result of any failure of Cumulus to comply with any "bulk sales" or similar laws. This covenant shall survive the Closing Date and the expiration or termination of this Agreement.

           (b) Cumulus hereby waives compliance by the Trust, with the provisions of the "bulk sales" or similar laws of any state. The Trust and NextMedia shall defend and indemnify Cumulus, and hold it forever harmless from any and all losses, settlements, judgments, actions, suits, claims, costs, damages and expenses (including but not limited to, reasonable attorneys' fees at all levels) sustained by Cumulus as a result of any failure of the Trust to comply with any "bulk sales" or similar laws. This covenant shall survive the Closing Date and the expiration or termination of this Agreement.

     12.5. Public Announcements.  Prior to the Closing, none of the parties
           --------------------
hereto shall issue any press release or make any public disclosure with respect to the transactions contemplated by this Agreement without the prior written approval of the other parties, except (a) the parties may make any disclosure as may be required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations; and
(b) the parties may continue such communications with employees, customers, suppliers, franchises, lenders, lessors, shareholders, and other particular groups as may be legally required or necessary or appropriate and not inconsistent with the best interests of the other party or the prompt consummation of the transactions contemplated herein.

     12.6. Employee Matters. The Trust and Cumulus have each delivered to the
           ----------------
other a list of
employees of its Stations. Each party shall be responsible for the payment of all compensation (including commissions) and accrued employee benefits (including, but not limited to, accrued vacation and unused sick time) arising out of the operation of its station(s) prior to the TBA #1 Commencement Date and/or the TBA #2 Commencement Date and shall be responsible for severance pay and any other issues arising from any termination of its employees.

     12.7. 1031 Exchange.  At or prior to Closing, the parties hereto may assign
           -------------
their rights under this Agreement (in whole or in part) to a qualified intermediary (as defined in Treasury Regulation section 1.1031(k)-1(g)(4)) or similar entity or arrangement ("Qualified Intermediary"). Upon any such assignment, such party shall promptly give written notice thereof to the other parties and such parties shall cooperate with the reasonable requests of the assigning party and any Qualified Intermediary in connection therewith. Without limiting the generality of the foregoing, if any party gives notice of such agreement, the other parties shall (i) promptly provide the assigning party with written acknowledgment of such notice and (ii) at Closing, convey all or part of the Cumulus Stations Assets and/or the Trust Station Assets to the Qualified Intermediary (which conveyance shall, to the extent thereof, satisfy the obligation of the assigning party to make such conveyance hereunder). Any parties assignment to a Qualified Intermediary will not relieve it of any of its duties or obligations herein. Except for the obligations of the parties set forth in this Section, no party shall have any liability or obligation to another party for the failure of such other exchange to qualify as a like-kind exchange under Section 1031 of the Code unless such failure is the result of the material breach or default by the assigning party under this Agreement.

                                   ARTICLE 13

                        CONDITIONS OF CLOSING BY CUMULUS
                        --------------------------------

The obligations of Cumulus hereunder are, at its option, subject to satisfaction, at or prior to Closing, of each of the following conditions:

     13.1. Representations, Warranties and Covenants.  The representations and
           -----------------------------------------
warranties of NextMedia and/or the Trust made in this Agreement shall be true and correct in all material respects as of the Closing Date except for changes permitted or contemplated by the terms of this Agreement, and the covenants and agreements to be complied with and performed by NextMedia and/or the Trust at or prior to Closing shall have been complied with or performed in all material respects. Cumulus shall have received a certificate dated as of the Closing Date from each of NextMedia and the Trust, executed by an authorized officer of NextMedia and the Trustee of the Trust to the effect that the conditions set forth in this Section 13.1 have been satisfied.

     13.2. Compliance with Agreement. All of the terms, covenants and
           -------------------------
conditions to be complied with and performed by NextMedia and/or the Trust on or prior to the Closing Date shall have been complied with or performed in all material respects. Cumulus shall have received a certificate dated as of the Closing Date from each of NextMedia and the Trust, executed by an authorized officer of NextMedia and the Trustee of the Trust to the effect that the conditions set forth in this Section 13.2 have been satisfied.

     13.3. Governmental Consents.  The FCC Consent shall have been obtained
           ---------------------
without any conditions that would otherwise permit any party to terminate this Agreement, and such FCC Consent shall have become a Final Order, and no court or governmental order prohibiting Closing shall be in effect.

     13.4. Adverse Proceedings. No injunction, order, decree or judgement of any
           -------------------
court, agency or other governmental entities shall have been rendered against NextMedia, the Trust or Cumulus which would render it unlawful as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

     13.5. Third Party Consents and Approvals.  The Trust shall have obtained
           ----------------------------------
all third-party consents and approvals, if any, required for the transfer or continuance, as the case may be, of the Material Contracts identified on
Schedule 1.4(c).

                                   ARTICLE 14

                       CONDITIONS OF CLOSING BY NEXTMEDIA
                       ----------------------------------

     The obligations of NextMedia hereunder are, at its option, subject to satisfaction, at or prior to Closing, of each of the following conditions:

     14.1. Representations, Warranties and Covenants.  The representations and
           -----------------------------------------
warranties of Cumulus made in this Agreement shall be true and correct in all material respects as of the Closing Date except for changes permitted or contemplated by the terms of this Agreement, and the covenants and agreements to be complied with and performed by Cumulus at or prior to Closing shall have been complied with or performed in all material respects. NextMedia shall have received certificates dated as of the Closing Date from Cumulus, executed by authorized officers of Cumulus, to the effect that the conditions set forth in this Section 14.1 have been satisfied.

     14.2. Compliance with Agreement. All of the terms, covenants and conditions
           -------------------------
to be complied with and performed by Cumulus on or prior to the Closing Date shall have been complied with or performed in all material respects. NextMedia shall have received certificates dated as of the Closing Date from Cumulus, executed by authorized officers of Cumulus to the effect that the conditions set forth in this Section 14.2 have been satisfied.

     14.3. Governmental Consents.  The FCC Consent shall have been obtained
           ---------------------
without any conditions that would otherwise permit any party to terminate this Agreement, and such Consent shall have become a Final Order, and no court or governmental order prohibiting Closing shall be in effect.

     14.4. Adverse Proceedings. No injunction, order, decree or judgement of
           -------------------
any court, agency or other governmental entities shall have been rendered against NextMedia, the Trust or Cumulus which would render it unlawful as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

     14.5. Third Party Consents and Approvals.  Cumulus shall have obtained all
           ----------------------------------
third-party consents and approvals, if any, required for the transfer or continuance, as the case may be, of the Material Cumulus Stations Contracts identified on Schedule 1.2(c).

                                   ARTICLE 15

                         CONDITIONS OF CLOSING BY TRUST
                         ------------------------------

The obligations of the Trust hereunder are, at its option, subject to satisfaction, at or prior to Closing, of each of the following conditions:

     15.1. Representations, Warranties and Covenants.  The representations and
           -----------------------------------------
warranties of Cumulus made in this Agreement shall be true and correct in all material respects as of the Closing Date except for changes permitted or contemplated by the terms of this Agreement, and the covenants and agreements to be complied with and performed by Cumulus at or prior to Closing shall have been complied with or performed in all material respects. The Trust shall have received certificates dated as of the Closing Date from Cumulus, executed by authorized officers of Cumulus, to the effect that the conditions set forth in this Section 15.1 have been satisfied.

     15.2. Compliance with Agreement. All of the terms, covenants and
           -------------------------
conditions to be complied with and performed by Cumulus on or prior to the Closing Date shall have been complied with or performed in all material respects. The Trust shall have received certificates dated as of the Closing Date from Cumulus, executed by authorized officers of Cumulus to the effect that the conditions set forth in this Section 15.2 have been satisfied.

     15.3. Governmental Consents.  The FCC Consent shall have been obtained
           ---------------------
without any conditions that would otherwise permit any party to terminate this Agreement, and such Consent shall have become a Final Order, and no court or governmental order prohibiting Closing shall be in effect.

     15.4. Adverse Proceedings. No injunction, order, decree or judgement of
           -------------------
any court, agency or other governmental entities shall have been rendered against NextMedia, the Trust or Cumulus which would render it unlawful as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

                                   ARTICLE 16

                                    EXPENSES
                                    --------

     16.1. Expenses.  Each party shall be solely responsible for all costs and
           --------
expenses incurred by it in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement, except that (i) all recordation, transfer and documentary taxes, fees and charges, and any excise, sales or use taxes, applicable to the transfer of the Cumulus Stations Assets shall be paid by Cumulus, (ii) all recordation, transfer and documenting taxes, fees and charges, and any excise, sales or use taxes, applicable to the transfer of the Trust Station Assets shall be paid by

NextMedia, and (iii) all FCC filing fees shall be paid one-half by NextMedia and one-half by Cumulus

                                   ARTICLE 17

                      DOCUMENTS TO BE DELIVERED AT CLOSING
                      ------------------------------------
     17.1. Cumulus' Documents.  At Closing, Cumulus shall deliver or cause to be
           ------------------
delivered to NextMedia and the Trust:

               (i) certified copies of resolutions authorizing execution, delivery and performance of this Agreement, including the consummation of the transactions contemplated hereby;

               (ii)  the certificates described in Sections 14.1 and 14.2;

               (iii) such bills of sale, assignments, special warranty deeds, documents of title and other instruments of conveyance, assignment and transfer as may be necessary to convey, transfer and assign good and marketable title of the Cumulus Stations Assets to NextMedia, free and clear of Liens, except for Cumulus Permitted Liens; and

               (iv) such documents and instruments of assumption as may be necessary to assume the Cumulus Assumed Obligations.

     17.2. Trust's Documents.  At Closing, the Trust shall deliver or cause
           -----------------
to be delivered to Cumulus:

               (i) the certified copies of resolutions authorizing its execution, delivery and performance of this Agreement, including the consummation of the transactions contemplated hereby;

               (ii)  the certificates described in Sections 15.1 and 15.2;

               (iii) such bills of sale, assignments, special warranty deeds, documents of title and other instruments of conveyance, assignment and transfer as may be necessary to convey, transfer and assign good and marketable title of the Trust Station Assets to Cumulus, free and clear of Liens, except for Trust Permitted Liens; and

     17.3. NextMedia's Documents.  At Closing, NextMedia shall deliver or cause
           ---------------------
to be delivered to Cumulus:

               (i) certified copies of resolutions authorizing its execution, delivery and performance of this Agreement, including the consummation of the transactions contemplated hereby;

               (ii)  the certificates described in Sections 13.1 and 13.2; and

               (iii) such documents and instruments of assumption as may be necessary to assume the NextMedia Assumed Obligations.

                                   ARTICLE 18

                           SURVIVAL; INDEMNIFICATION.
                           -------------------------

     18.1. Survival.  The covenants, agreements, representations and
           --------
warranties in this Agreement shall survive Closing for a period of one (1) year from the Closing Date whereupon they shall expire and be of no further force or effect, except those under (i) this Article 18 that relate to Damages (as hereinafter defined) for which written notice is given by the indemnified party to the indemnifying party prior to the expiration, which shall survive until resolved and (ii) the following provisions (the "Expense Provisions"): Sections
2.1 and 2.3 (Assumed Obligations), 3.2 (Adjustments), 3.3 (Allocation), 7.1 and
7.2 (Accounts Receivable) and 16.1 (Expenses), and indemnification obligations with respect to such provisions, which shall survive until performed.

     18.2. Indemnification.
           ---------------

           (a) From and after the Closing, Cumulus shall defend, indemnify and hold harmless NextMedia and/or the Trust from and against any and all losses, costs, damages, liabilities and expenses, including reasonable attorneys' fees and expenses ("Damages") incurred by NextMedia and/or the Trust arising out of or resulting from: (i) any material breach or material default by Cumulus under this Agreement; (ii) the Cumulus Retained Obligations or the business or operation of the Cumulus Stations before Closing; or (iii) the Cumulus Assumed Obligations or the business or operation of the Trust Station after Closing; provided, however, that, except for the Expense Provisions (which shall not be subject to such limitations), (i) Cumulus shall have no liability to NextMedia and/or the Trust hereunder until, and only to the extent that, each of NextMedia's and the Trust's aggregate Damages exceed $50,000 and (ii) the maximum liability of Cumulus hereunder shall not exceed $500,000.00 per station.

           (b) From and after the Closing, NextMedia and the Trust shall defend, indemnify and hold harmless Cumulus from and against any and all Damages incurred by Cumulus arising out of or resulting from: (i) any material breach or material default by NextMedia or the Trust under this Agreement; (ii) the Trust Retained Obligations or the business or operation of the Trust Station before Closing; or (iii) the NextMedia Assumed Obligations or the business or operation of the Cumulus Stations after Closing; provided, however, that, except for the Expense Provisions (which shall not be subject to such limitations), (i) neither NextMedia nor the Trust shall have liability to Cumulus hereunder until, and only to the extent that, Cumulus's aggregate Damages exceed $50,000 and (ii) the aggregate maximum liability of NextMedia and the Trust hereunder shall be

$500,000.00.

     18.3. Procedures.  The indemnified party shall give prompt written notice
           ----------
to the indemnifying party of any demand, suit, claim or assertion of liability by third parties or other circumstances that could give rise to an indemnification obligation hereunder against the indemnifying party (a "Claim"), but a failure to give such notice or delaying such notice shall not affect the indemnified party's right to indemnification and the indemnifying party's obligation to indemnify as set forth in this Agreement, except to the extent the indemnifying party's ability to remedy, contest, defend or settle with respect to such Claim is thereby prejudiced. The obligations and liabilities of the parties with respect to any Claim shall be subject to the following additional terms and conditions:

           (a) The indemnifying party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense or opposition to such Claim.

           (b) In the event that the indemnifying party shall elect not to undertake such defense or opposition, or, within twenty (20) days after written notice (which shall include sufficient description of background information explaining the basis for such Claim) of any such Claim from the indemnified party, the indemnifying party shall fail to undertake to defend or oppose, the indemnified party (upon further written notice to the indemnifying party) shall have the right to undertake the defense, opposition, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the indemnifying party (subject to the right of the indemnifying party to assume defense of or opposition to such Claim at any time prior to settlement, compromise or final determination thereof).

           (c) Anything herein to the contrary notwithstanding: (i) the indemnified party shall have the right, at its own cost and expense, to participate in the defense, opposition, compromise or settlement of the Claim;
(ii) the indemnifying party shall not, without the indemnified party's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such Claim; and (iii) in the event that the indemnifying party undertakes defense of or opposition to any Claim, the indemnified party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the indemnifying party and its counsel or other representatives concerning such Claim and the indemnifying party and the indemnified party and their respective counsel or other representatives shall cooperate in good faith with respect to such Claim.

           (d) All claims not disputed shall be paid by the indemnifying party within thirty (30) days after receiving notice of the Claim. "Disputed Claims" shall mean claims for Damages by an indemnified party which the indemnifying party objects to in writing within thirty (30) days after receiving notice of the Claim. In the event there is a Disputed Claim with respect to any Damages, the indemnifying party shall be required to pay the indemnified party the amount of such Damages for which the indemnifying party has, pursuant to a final determination, been found liable within ten

(10) days after there is a final determination with respect to such Disputed Claim. A final determination of a Disputed Claim shall be (i) a judgment of any court determining the validity of a Disputed Claim, if no appeal is pending from such judgment and if the time to appeal therefrom has elapsed; (ii) an award of any arbitration determining the validity of such disputed claim, if there is not pending any motion to set aside such award and if the time within which to move to set aside such award has elapsed; (iii) a written termination of the dispute with respect to such claim signed by the parties thereto or their attorneys;
(iv) a written acknowledgment of the indemnifying party that it no longer disputes the validity of such claim; or (v) such other evidence of final determination of a disputed claim as shall be acceptable to the parties. No undertaking of defense or opposition to a Claim shall be construed as an acknowledgment by such party that it is liable to the party claiming indemnification with respect to the Claim at issue or other similar Claims.

     18.4. Guaranty. NextMedia hereby irrevocably and unconditionally guarantees
           --------
to Cumulus the full and timely performance, payment and discharge by NextMedia of the Trust's indemnification obligations under Article 18 or any other liabilities of the Trust arising out of this Agreement, and hereby agrees that if the Trust fails to pay any amount when due or otherwise to timely to perform and discharge its obligations thereunder, NextMedia will forthwith make such payment or perform and discharge any such obligation or liability. The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and of performance of obligations and not of collectibility and is in no way conditional or contingent upon any attempt to seek recourse from the Trust or upon any other actions, occurrence or circumstance whatsoever. It will not be necessary for Cumulus, in order to enforce such guaranty by NextMedia, first to institute suit or exhaust its remedies against the Trust or any other person liable with respect to the foregoing obligations.

                                   ARTICLE 19

                                  TERMINATION
                                  -----------

     19.1. Termination.  This Agreement may be terminated at any time prior to
           -----------
Closing as follows:

           (a) by mutual written consent of each of the Trust, Cumulus and NextMedia;

           (b) by written notice of Cumulus to NextMedia and/or the Trust, if NextMedia and/or the Trust (i) does not satisfy the material conditions or perform the obligations to be satisfied or performed by them on the Closing Date; or (ii) otherwise breaches in any material respect any of their representations or warranties or defaults in any material respect in the performance of any of their covenants or agreements herein contained and such breach or default is not cured within the Cure Period;

           (c) by written notice of NextMedia and/or the Trust to Cumulus, if Cumulus (i) does not satisfy the conditions or perform the obligations to be satisfied or performed by it on the Closing Date; or (ii) otherwise breaches in any material respect any of its representations or warranties or defaults in any material respect in the performance of any of its covenants or agreements herein contained and such breach or default is not cured within the Cure Period;

           (d) [Intentionally Omitted]

           (e) by written notice of either party to the other if the FCC consents contain a condition that materially reduces the value of this transaction to such party and the time for reconsideration or court review under the Communication Laws with respect to such condition(s) has expired without the filing with respect thereto of a timely petition for reconsideration or request for review;

           (f) by a party whose qualifications are not at issue, if, for any reason, the FCC denies or dismisses the FCC Application and the time for reconsideration or court review under the Communication Laws with respect to such denial or dismissal has expired and there is not pending with respect thereto a timely filed petition for reconsideration or request for review; and

           (g) by written notice of either party to the other if the Closing shall not have been consummated on or before the end of the eighteenth (18th) month following the date of this Agreement.

     The term "Cure Period" as used herein means a period commencing the date a party receives from the other written notice of breach or default hereunder and continuing until the earlier of (i) thirty (30) days thereafter or (ii) the Closing Date; provided, however, that if the breach or default cannot reasonably be cured within such period but can be cured before the Closing Date, and if diligent efforts to cure promptly commence, then the Cure Period shall continue as long as such diligent efforts to cure continue, but not beyond the Closing Date. Except as set forth below, the termination of this Agreement shall not relieve any party of any liability for breach or default under this Agreement prior to the date of termination.

     19.2. Remedies.  If a party breaches this Agreement, the non-defaulting
           ---------
parties may elect one of the following remedies:

           (a) Specific Performance.  The parties recognize that if any party
               --------------------
refuses to consummate the Closing pursuant to the provisions of this Agreement or any party otherwise breaches or defaults such that the Closing has not occurred ("Breaching Party"), monetary damages alone will not be adequate to compensate the non-breaching party ("Non-Breaching Party") for its injury. Such Non-Breaching Party shall therefore be entitled to obtain specific performance of the terms of this Agreement in lieu of, and not in addition to, any other remedies, including but not limited to monetary damages, that may be available to it. If any action is brought by the Non-Breaching Party to enforce this Agreement, the Breaching Party shall waive the defense that there is an adequate remedy at law. In the event of a default by the Breaching Party which results in the filing of a lawsuit for damages, specific performance, or other remedy, the Non-Breaching Party shall be entitled to reimbursement by the Breaching Party of reasonable legal fees and expenses incurred by the Non-Breaching Party at the trial and appellate levels, provided that the Non-Breaching Party is successful in such lawsuit.

           (b) Liquidated Damages.  If this Agreement is terminated by Cumulus
               ------------------
due to NextMedia's and/or the Trust's failure to consummate the Closing on the Closing Date in accordance with this Agreement, then NextMedia and/or the Trust shall pay Cumulus as liquidated damages an amount equal to the NextMedia Deposit. If this Agreement is terminated by NextMedia and/or the Trust due to Cumulus' failure to consummate the Closing on the Closing Date in accordance with this Agreement, then Cumulus shall pay NextMedia and/or the Trust as liquidated damages an amount equal to the Cumulus Deposit. It is understood and agreed that such liquidated damages amount represents the parties' reasonable estimate of actual damages and does not constitute a penalty.

                                   ARTICLE 20

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     20.1. Casualty Loss.
           -------------

           (a) Cumulus. The risk of loss or damage to the Cumulus Station Assets
               -------
shall be upon Cumulus at all times prior to the Closing Date. In the event of loss or damage, Cumulus shall promptly notify NextMedia thereof, and if the lost or damaged Cumulus Station Assets are capable of being replaced or repaired for an aggregate amount less than One Hundred Thousand US Dollars ($100,000.00), then Cumulus shall, at its sole cost and expense, replace or repair such Station Assets prior to the Closing Date or deliver to NextMedia at the Closing an amount in cash equal to the cost of replacement or repair of such Cumulus Station Assets, as mutually agreed in good faith by NextMedia and Cumulus. Notwithstanding the foregoing, if the amount required to replace or repair such Cumulus Station Assets exceeds One Hundred Thousand US Dollars ($100,000.00), Cumulus may elect not to replace or repair such Cumulus Station Assets; provided, however, that in such event NextMedia, at its option, may elect to terminate this Agreement or agree to accept from Cumulus, at the Closing, an amount in cash equal to the cost to replace or repair such Cumulus Station Assets, as mutually agreed in good faith by NextMedia and Cumulus, and waive any
default or breach with  respect to the loss or damage.   Any party may extend
the Closing Date by up to thirty (30) days in order to allow Cumulus to complete any repair or replacement, required or authorized by this Section.

           (b) Trust.  The risk of loss or damage to the Trust Station Assets
               -----
shall be upon the Trust at all times prior to the Closing Date. In the event of loss or damage, Trust shall promptly notify Cumulus thereof, and if the lost or damaged Trust Station Assets are capable of being replaced or repaired for an aggregate amount less than One Hundred Thousand US Dollars ($100,000.00), then Trust shall, at its sole cost and expense, replace or repair such Trust Station Assets prior to the Closing Date or deliver to Cumulus at the Closing an amount in cash equal to the cost of replacement or repair of such Trust Station Assets, as mutually agreed in good faith by Trust and Cumulus. Notwithstanding the foregoing, if the amount required to replace or repair such Trust Station Assets exceeds One Hundred Thousand US Dollars ($100,000.00), Trust may elect not to replace or repair such Station Assets; provided, however, that in such event Cumulus, at its option, may elect to terminate this Agreement or agree to accept from Trust, at the Closing, an amount in cash equal to the cost to replace or repair such Trust Station Assets, as mutually agreed in good faith by Trust and Cumulus, and waive any default or breach with respect to the loss or damage. Either party may extend the Closing Date by up to thirty (30) days in order to allow Trust to complete any repair or replacement, required or authorized by this Section.

     20.2. Further Assurances.  After the Closing, each party shall from time to
           ------------------
time, at the request of and without further cost or expense to the other, execute and deliver such other instruments and take such other actions as may reasonably be requested in order to more effectively consummate the transactions contemplated hereby to exchange assets and assume obligations as contemplated by this Agreement.

     20.3. Assignment.  Except as set forth in Sections 12.5 (1031 Exchange), no
           ----------
no party may assign this Agreement without the prior written consent of the other parties hereto; provided, however, that without releasing any party from any of its obligations or liabilities hereunder (a) nothing in this Agreement shall limit any party's ability to assign this Agreement (including the right to acquire the Trust FCC Licenses and/or the Cumulus FCC Licenses, as applicable, at the Closing) to any subsidiary, affiliate or related entity of such party without the consent of the remaining parties and (b) nothing in this Agreement shall limit any party's ability to make a collateral assignment of its rights under this Agreement to any institutional lender that provides funds to such party without the consent of the remaining party; provided, further, that no such assignment shall result in any (i) major change to the FCC Applications under applicable FCC rules and regulations or (ii) delay of the consummation of the transactions contemplated hereunder.

     20.4. Amendments.  No amendment, waiver of compliance with any provision or
           ----------
condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, extension or discharge is sought.

     20.5. Headings.  The headings set forth in this Agreement are for
           --------
convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

     20.6. Governing Law.  The construction and performance of this Agreement
           -------------
shall be governed by the laws of the State of Delaware without giving effect to the choice of law provisions thereof.

     20.7. Barter and Trade.
           ----------------

           (a) Cumulus Stations.  NextMedia shall not assume any Cumulus Time
               ----------------
Sales Agreements, or Cumulus Trade Agreements, hereunder unless (a) NextMedia obtains the value of the goods and services provided in exchange for the advertising to be broadcast and (b) those goods and services are useful to the business of the Cumulus Stations. If the value of trade, barter, and similar arrangements for the sale of advertising time for other than cash that are assumed by

NextMedia under this Agreement is $25,000 or more with respect to the Cumulus Stations, then Cumulus shall pay NextMedia the excess above the first $25,000 for such Stations at Closing.

           (b) Trust Station.  Cumulus, shall not assume any Trust Time Sales
               -------------
Agreements or Trust Trade Agreements, hereunder unless (a) Cumulus, as applicable, obtains the value of goods and services provided in exchange for the advertising to be broadcast and (b) those goods and services are useful to the business of the Trust Station. If the value of trade, barter, and similar arrangements for the sale of advertising time for other than cash that are assumed by Cumulus, under this agreement is $25,000 or more with respect to the Trust Station, then NextMedia shall pay Cumulus, the excess above the first $25,000 for such Station at Closing.

     20.8. Notices.  Any notice, demand or request required or permitted to be
           -------
given under the provisions of this Agreement shall be in writing, including by facsimile, and shall be deemed to have been received on the date of personal delivery, on the third day after deposit in the U.S. mail if mailed by registered or certified mail, postage prepaid and return receipt requested, on the day after delivery to a nationally recognized overnight courier service if sent by an overnight delivery service for next morning delivery or when delivered by facsimile transmission, and shall be addressed as follows (or to such other address as any party may request by written notice):

if to Cumulus:                     c/o Cumulus Broadcasting, Inc.
                                   3060 Peachtree Road NW
                                   Suite 730
                                   Atlanta, GA 30305
                                   Attention: President
                                   Facsimile: (404) 949-0740

with a copy (which shall not
constitute notice) to:             Paul Hastings Janofsky & Walker
                                   1299 Pennsylvania Avenue, NW
                                   Washington, D.C. 20004-2400
                                   Attention: Bruce D. Ryan, Esq.
                                   Facsimile: (202) 508-9700

if to NextMedia:                   Mr. Samuel Weller
                                   NextMedia Operating, Inc.
                                   6312 South Fiddler's Green Circle
                                   Suite 360-E
                                   Englewood, CO 80111

with a copy (which shall not
constitute notice) to:             Matthew L. Leibowitz, Esq.
                                   Leibowitz & Associates, P.A.
                                   1 SE Third Avenue, Suite 1450

                                   Miami, FL 33131

if to the Trust:                   c/o John Mackin Ade
                                   9 Cross Tree Drive
                                   Hilton Head, SC 29926

with a copy (which shall not
constitute notice) to:             Anthony L. Lepore, Esq.
                                   P.O. Box 823662
                                   South Florida, FL 33082-3662

     20.9.  Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

     20.10. No Third Party Beneficiaries.  Nothing herein expressed or implied
            ----------------------------
is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

     20.11. Severability.  The parties agree that if one or more provisions
            ------------
contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

     20.12. Entire Agreement.  This Agreement embodies the entire agreement and
            ----------------
and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein. This Agreement does not supersede any confidentiality agreement relating to the Cumulus Stations or the Trust Station.


                   [REMAINDER OF PAGE INTENTIONALLY OMITTED]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                  CUMULUS BROADCASTING, INC.,
                                  a ___________ corporation



                                  By:  ________________________________
                                       ____________________,___________

                                  CUMULUS WIRELESS SERVICES INC.,
                                  a____________corporation



                                  By:  ________________________________
                                       ____________________,___________

                                  CUMULUS LICENSING CORP.,
                                  a ___________ corporation



                                  By:  ________________________________
                                       ____________________,___________

                                  NEXTMEDIA OPERATING, INC.,
                                  a Delaware corporation



                                  By:  ________________________________
                                       Matthew L. Leibowitz, Secretary


                                  MYRTLE BEACH STATIONS TRUST,
                                  a South Carolina Trust


                                  By:  __________________________
                                       John Mackin Ade, Trustee